EXHIBIT 10.1





         This Consulting Services Plan (the "Plan") is made as of the 4th day of March 2002 by LCS Golf, Inc. (the "Company") for the Company's consultants and employees ("the Recipients").

RECITALS:

         The Company desires under agreement to grant compensation to Recipients in exchange for services provided to the Company shares of the common stock of the Company (the "Common Stock"), pursuant to the provisions set forth herein;

         1. Grant of Shares. The Company shall grant to the Recipients from time to time the following shares of Common Stock (the "Shares") in the Company.

              CLASS OF STOCK                              NUMBER OF SHARES

                 Common                                      9,750,000

         2. Services. Recipients shall provide bona fide services to the Company not in connection with capital raising activities.

         3. Compensation. Recipient's compensation is the Shares identified herein. The parties agree the Shares are valued at $.10 each. Recipients are responsible for all income taxes.

         4. Registration or Exemption. Notwithstanding anything to the contrary contained herein, the Shares will be registered on Form S-8 Registration Statement dated March 7, 2002.

         5. Delivery of Shares. The Company shall deliver to the Recipient such shares for services pursuant to the agreement for services between the Company and the Recipient.

         6. Waiver. No waiver is enforceable unless in writing and signed by such waiving party and any waiver shall not be construed as a waiver by any other party or of any other or subsequent breach.

         7. Amendments. This Plan may not be amended unless by the mutual consent of all of the parties hereto in writing.

         8. Governing Law. This Plan shall be governed by the laws of the State of Florida, and the sole venue for any action arising hereunder shall be Palm Beach County, Florida.

         9. Assignment and Binding Effect. Neither this Plan nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto without the prior written consent of the


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other parties hereto, except as otherwise provided herein. This Plan shall be binding upon and for the benefit of the parties hereto and their respective heirs, permitted successors, assigns and/or delegates.

         10. Integration and Captions. This Plan includes the entire understanding of the parties hereto with respect to the subject matter hereof. The captions herein are for convenience and shall not control the interpretation of this Plan.

         11. Legal Representation. Each party has been represented by independent legal counsel in connection with this Plan, or each has had the opportunity to obtain independent legal counsel and has waived such right, and no tax advice has been provided to any party.

         12. Construction. Each party acknowledges and agrees having had the opportunity to review, negotiate and approve all of the provisions of this Plan.

         13. Cooperation. The parties agree to execute such reasonable necessary documents upon advice of legal counsel in order to carry out the intent and purpose of this Plan as set forth herein above.

         14. Hand-Written provisions. Any hand-written provisions hereon, if any, or attached hereto, which have been initialed by all of the parties hereto, shall control all typewritten provisions in conflict therewith.

         15. Fees, Costs and Expenses. Each of the parties hereto acknowledges and agrees to pay, without reimbursement from the other party(ies), the fees, costs, and expenses incurred by each such party incident to this Plan.

         16. Consents and Authorizations. By the execution herein below, each party (i) acknowledges and agrees that each such party has the full right, power, legal capacity and authority to enter into this Plan, and the same constitutes a valid and legally binding Plan of each such party in accordance with the terms, conditions and other provisions contained herein; and (ii) acknowledges the receipt of an executed copy hereof, including Exhibit A attached hereto and made a part hereof by this reference.

         17. Gender and Number. Unless the context otherwise requires, references in this Plan in any gender shall be construed to include all other genders, references in the singular shall be construed to include the plural, and references in the plural shall be construed to include the singular.



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         18. Severability. In the event anyone or more of the provisions of this
Plan shall be deemed unenforceable by any court of competent jurisdiction for any reason whatsoever, this Plan shall be construed as if such unenforceable provision had never been contained herein.

LCS GOLF, INC.

By /S/ MICHAEL MITCHELL                      Date: March 14, 2002
------------------------
Michael Mitchell, President

RECIPIENT

Signature _______________________

Print Name ______________________            Date: _____________________









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                                   EXHIBIT "A"
        TO CONSULTING SERVICES PLAN MADE AS OF THE 4th DAY OF MARCH 2002
                    BETWEEN LCS GOLF, INC. AND THE RECIPIENTS

General Plan Information

         1. The title of the Plan is: LCS Golf, Inc. - Year 2002 Stock Award Plan ("Plan") and the name of the registrant whose securities are to be offered pursuant to the Plan is LCS Golf, Inc. ("Company").

         2. The general nature and purpose of the Plan is to grant employees and consultants an aggregate of 9,750,000 shares of the Company as compensation for services rendered and service to be rendered to the Company.

         3. To the best of Company's knowledge, the Plan is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974.

         4. The Company shall act as Plan Administrator. The Company's address is LCS Golf, Inc., 809 North Dixie Highway, Suite 200, West Palm Beach, Florida 33401. The telephone number of the Company is 561-835-8484.






















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